Charter National Life Insurance
                                    Company

                          (Herein called "We" or "Us")

                   Endorsement for Change of Company Address


We have issued this endorsement as part of the Contract to which it is attached. The Home Office address on page one of your Contract is deleted and replaced with the following:


     Home Office:	3100 Sanders Road, Northbrook, IL 60062
     Administrative Offices:  2940 S. 84th Street, Lincoln, NE 68506





     /s/ Michael Velotta                    /s/ Thomas J. Wilson
     -------------------                    --------------------
     Michael Velotta                        Thomas J. Wilson
     Secretary                              Chairman and Chief Executive Officer